UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 5, 2013

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-150652

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Menachem Begin Street, Ramat Gan, Israel	52700
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-7523922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2013, Dynamic Applications Corp., a Delaware corporation (the "Company"), entered into a material definitive agreement (the "Development/Manufacturing/Marketing Agreement" or "Agreement"), with GUMI Tel Aviv Ltd. ("GUMI"), a large privately-held an Israeli corporation. Pursuant to the terms of the five (5) year Agreement, GUMI has agreed, at its own cost and expense, to: (i) complete the development of the prototype for the Company's patented, electromagnetic percussion device (the "Patented Device"); (ii) manufacture the commercial application of the Patented Device ("Commercial Device"); and (iii) market the Commercial Device.

GUMI, organized under the laws of Israel in1976, is engaged in the manufacture, import/export, marketing and install industrial equipment and designing technical solutions to major Israeli customers, including, among others, the Israeli Defense Forces (IDF), El-Al Airlines, major Israeli Aerospace companies, as well as foreign industrial customers. GUMI recently entered into a Joint Venture with a large Indian industrial company to build a factory in India to manufacture specially designed pipes for the aviation industry. GUMI has eight operating subsidiaries, approximately 200 full-time employees, more than 100 sub-contractors, and is among Israel's largest manufacturers and distributors of industrial equipment.

In consideration for developing the Prototype and manufacturing and marketing/distributing the Commercial Device as well as incurring all related costs and expenses in connection therewith, the Company shall compensate GUMI as follows: (i) upon the execution of this Agreement, granting GUMI warrants (the "Warrants") exercisable to purchase 200,000 shares of the Company's common stock ("Warrant Shares") at an exercise price of USD$0.05 per share (the "Exercise Price"); (ii) upon completion of the Prototype, granting GUMI additional Warrants to purchase 200,000 additional Warrant Shares at the Exercise Price; and (iii) upon completion of a Commercial Device ready for manufacture and sale, granting GUMI additional Warrants to purchase 200,000 additional Warrant Shares at the Exercise Price. The Warrants shall expire 3 years from the date of each grant and shall be subject to adjustment in the event of any recapitalization of the Company's capital stock.

In addition to the consideration represented by the grant of Warrants, the Agreement further provides that following commencement of sale of the Commercial Device and until such time that GUMI has recouped all costs and expenses that it has incurred and paid in connection with the completion of development of the Prototype and the manufacture of the Commercial Device ("Date of Recoupment"), one hundred (100%) percent of the net sales revenues shall be paid and distributed to GUMI. On and after the Date of Recoupment, net sales revenues shall be paid sixty-five (65%) percent to GUMI and thirty-five (35%) percent to the Company.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.4	Agreement between the Company and GUMI Tel Aviv Ltd., dated March 5, 2013, attached herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Asher Zwebner
Name:	Asher Zwebner
Title:	Chief Financial Officer

Date: March 7, 2013